Exhibit 99.1

Venus Concept Announces Debt Refinancing

New loan and debt exchange agreements significantly enhance balance sheet and financial condition by lowering overall cost of borrowing, reducing annual interest expense and improving future cash flow

TORONTO, December 10, 2020 (GLOBE NEWSWIRE) – Venus Concept Inc. (“Venus Concept” or the “Company”) (NASDAQ: VERO), a global medical aesthetic technology leader, announced today that it has amended its existing revolving credit facility with City National Bank of Florida (“CNB”) and successfully refinanced its long-term debt obligations. Specifically, the Company secured a new loan with CNB in the aggregate amount of $50.0 million as part of the Main Street Priority Loan Facility established by the Board of Governors of the Federal Reserve System Section 13(3) of the Federal Reserve Act. The loan has a term of five years and bears interest at an annual rate of LIBOR plus 3%. A portion of the proceeds were used to pay down $3.2 million of the Company’s revolving line of credit with CNB. The Company also entered into agreements with Madryn Health Partners, LP (Madryn) and Madryn Health Partners (Cayman Master), LP (collectively, “Madryn”), whereby the Company repaid $42.5 million of aggregate principal amount owed under the existing credit agreement with Madryn and issued 8% secured subordinated convertible notes to Madryn for an aggregate principal amount of $26.7 million to exchange and retire the remaining debt obligations owed to Madryn that would have matured in 2022. The convertible notes have a 5-year term and the interest rate on the convertible notes decreases to 6% on the third anniversary of the issuance. The notes are convertible at any time into shares of common stock of the Company at an initial conversion price of $3.25 per share, subject to adjustment.

“We are pleased to announce these significant enhancements to Venus Concept’s balance sheet and financial condition, reducing our cost of debt from 9% to less than 5% based on current rates,” said Domenic Della Penna, Chief Financial Officer of Venus Concept. “This new loan agreement allows us to refinance our long-term debt obligations which provides us with greater flexibility to support the execution of our growth strategy.”

Additional information regarding these loan and securities agreements are available in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 10, 2020.

About Venus Concept

Venus Concept is an innovative global medical aesthetic technology leader with a broad product portfolio of minimally invasive and non-invasive medical aesthetic and hair restoration technologies and reach in over 60 countries and 25 direct markets. Venus Concept focuses its product sales strategy on a subscription-based business model in North America and in its well-established direct global markets. Venus Concept’s product portfolio consists of aesthetic device platforms, including Venus Versa, Venus Legacy, Venus Velocity, Venus Fiore, Venus Viva, Venus Freeze Plus, Venus Heal, Venus Glow, Venus Bliss, Venus Epileve and Venus Viva MD. Venus Concept’s hair restoration systems includes NeoGraft®, an automated hair restoration system that facilitates the harvesting of follicles during a FUE process and the ARTAS® and ARTAS iX® Robotic Hair Restoration systems, which harvest follicular units directly from the scalp and create recipient implant sites using proprietary algorithms. Venus Concept has been backed by leading healthcare industry growth equity investors including EW Healthcare Partners (formerly Essex Woodlands), HealthQuest Capital, Longitude Capital Management, and Aperture Venture Partners.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “1933 Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “1934 Act”), including, without limitation, statements about the Company’s financial condition , and other statements containing the words “expect,” “intend,” “may,” “will,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates, forecasts, and projections about the Company’s business and the industry in which it operates and management’s beliefs and assumptions and are not guarantees of future performance or developments and involve known and unknown risks, uncertainties, and other factors that are in some cases beyond the Company’s control. Factors that could materially affect the Company’s business operations and financial performance and condition include, but are not limited to, those risks and uncertainties described under Part I Item 1A—“Risk Factors” in the Company’s most recent Annual Report on Form 10-K, Part II Item 1A—“Risk Factors” in the Company’s most recent Form 10-Q and in other documents the Company may file with the SEC. You are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. The forward-looking statements are based on information available to the Company as of the date hereof. Unless required by law, the Company does not intend to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise.

Investor Relations Contact:

Westwicke Partners on behalf of Venus Concept:

Mike Piccinino, CFA

VenusConceptIR@westwicke.com

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